EXHIBIT I
JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”), dated as of August 8, 2007, is by and among the entities and individuals who have executed this Agreement below (collectively, the “Joint Filers”).

W I T N E S S E T H

WHEREAS, each of the Joint Filers is individually eligible and/or required to file Forms 3, 4 and/or 5 and Schedules 13D and/or 13G (collectively, the “Required Forms”) with the Securities and Exchange Commission; and

WHEREAS, each of the Joint Filers wishes to file the Required Forms and any amendments thereto jointly and on behalf of each of the Joint Filers, pursuant to Rules 13d-1(k)(1) and 16a-3(j) under the Securities Exchange Actof 1934, as amended (the “Exchange Act”);

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1.           The Joint Filers hereby agree that the Required Forms are, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rules 13d-1(k)(1)(iii) and/or 16a-3(j), as applicable, under the Exchange Act.

2.           Each of the Joint Filers hereby acknowledges that it is responsible for the timely filing of the Required Forms and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

3.           Each of the Joint Filers hereby agrees that this Agreement (or any power of attorney by the Joint Filers with respect to the Required Forms) may be filed as an exhibit or other attachment to the Required Forms.

Power of Attorney - Page 1 of 3

IN WITNESS WHEREOF, each of the undersigned Joint Filers has caused this Agreement to be executed as of date set forth above.

NCP-1, L.P.
By:	MV-I GP, LLC, its general partner
By:	Navigation Capital Partners III, L.P., its sole member
By:	NCP General Partner III, LLC, its general partner

	By:	/s/ John Richardson
John Richardson

	By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.

its members and managers

MV-I GP, LLC
By:	Navigation Capital Partners III, L.P., its sole member
By:	NCP General Partner III, LLC, its general partner

	By:	/s/ John Richardson
John Richardson

	By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.

its members and managers

Navigation Capital Partners III, L.P.
By:	NCP General Partner III, LLC, its general partner

	By:	/s/ John Richardson
John Richardson

	By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.

its members and managers

Power of Attorney - Page 2 of 3

NCP General Partner III, LLC

By:	/s/ John Richardson
John Richardson

By:	/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.

its members and managers

/s/ John Richardson
John Richardson

/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.

Power of Attorney - Page 3 of 3